UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C.  20549

                                   FORM 12b-25

                           NOTIFICATION OF LATE FILING

                                                  Commission File Number 0-26728

(Check  one)

             [  x  ]  Form  10-K     [   ]  Form  11-K

  [   ]  Form  20-F      [   ]  Form  10-Q      [   ]  Form  N-SAR

     For  period  ended:  December  31,  2001

  [   ]  Transition  Report  on  Form  10-K
  [   ]  Transition  Report  on  Form  20-F
  [   ]  Transition  Report  on  Form  11-K
  [   ]  Transition  Report  on  Form  10-Q
  [   ]  Transition  Report  on  Form  N-SAR

     For  the  Transition  period  ended:  ____________________________________

NOTHING IN THIS FORM SHALL BE CONSTRUED TO IMPLY THAT THE COMMISSION HAS VERIFIED ANY INFORMATION CONTAINED HEREIN.

If the notification relates to a portion of the filing checked above, identify the item(s) to which the notification relates: Item 1, Item 6, Item 7, Item 8,
Item  14  -  Financial  Statement  Schedules

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                             =======================
                                     PART I
                             REGISTRANT INFORMATION
                             ======================

Full  Name  of  Registrant:               Talk  America  Holdings,  Inc.

Former  Name  if  Applicable:             Talk.com  Inc.

Address  of  Principal  Executive
Office  (Street and Number):              12020 Sunrise Valley Drive, Suite 250
City,  State  and  Zip  Code:             Reston,  Virginia  20191

                             =======================
                                     PART II
                             RULES 12B-25(B) AND (C)
                             =======================

If the subject report could not be filed without unreasonable effort or expense and the registrant seeks relief pursuant to Rule 12b-25(b), the following should be completed. (Check Box if appropriate)

[ X ] (a) The reasons described in reasonable detail in Part III of this form could not be eliminated without unreasonable effort or expense;

[ X ] (b) The subject annual report, semi-annual report, transition report on Form 10-K, Form 20-F, 11-K or Form N-SAR, or portion thereof, will be filed on or before the fifteenth calendar day following the prescribed due date; or the subject quarterly report or transition report on Form 10-Q, or portion thereof will be filed on or before the fifth calendar day following the prescribed due date; and

[   ]     (c)  the  accountant's  statement  or  other  exhibit required by Rule
          12b-25(c)  has  been  attached  if  applicable

                                    =========
                                    PART III
                                    NARRATIVE
                                    =========

State below in reasonable detail the reasons why Forms 10-K, 20-F, 11-K, 10-Q, N-SAR, or the transition reports portion thereof, could not be filed within the prescribed time period.

          The Company is currently conducting an exchange offer for all of the Company's outstanding 4 1/2% Convertible Subordinated Notes due 2002, in an aggregate amount of $61,844,000, and 5% Convertible Subordinated Notes due 2004, in an aggregate amount of $18,093,000. The results of such exchange offer are expected to have a significant effect on the Company's financial condition, including its liquidity, capital resources and prospects for

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          its  future  operations.  Accordingly,  the  omitted  sections  of the
          Company's Form 10-K cannot be completed until after the expiration of the exchange offer. The exchange offer is scheduled to expire at 12:00 Midnight on April 1, 2002, unless further extended by the Company.



                                =================
                                     PART IV
                                OTHER INFORMATION
                                =================

(1) Name and telephone number of person to contact in regard to this notification.

                         Aloysius  T.  Lawn,  IV
                         Talk  America  Holdings,  Inc.
                         6805  Route  202
                         New  Hope,  Pennsylvania  18938

                         Area  code  and  telephone  number:  (215)  862-1500

(2) Have all other periodic reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934 or Section 30 of the Investment Company Act of 1940 during the preceding 12 months (or for such shorter period that the registrants were required to file such report(s)) been filed? If the answer is no, identify report(s).

                         [  X  ]  Yes  [  ]  No

(3) Is it anticipated that any significant change in results of operations from the corresponding period for the last fiscal year will be reflected by the earnings statements to be included in the subject report or portion thereof?

                         [  ]  Yes  [  X  ]  No *

If so, attach an explanation of the anticipated change, both narratively and quantitatively, and, if appropriate, state the reasons why a reasonable estimate of the results can not be made.


----------------------
     * The Registrant's unaudited results of operations for the last fiscal year were previously announced in a press release dated February 12, 2002 and filed with the Company's Tender Offer Statement on Schedule TO on February 22, 2002 (SEC File No. 005-48510). It is not anticipated that the audited consolidated financial statements to be included in the subject report will reflect any significant changes from the results of operations previously filed.

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

                           Talk America Holdings, Inc.
                           ---------------------------
                  (Name of Registrant as Specified in Charter)

has caused this notification to be signed on its behalf by the undersigned thereunto duly authorized.

                                        Date:  April  1,  2002


                                        By:  /s/ Aloysius T. Lawn IV
                                        Name:  Aloysius T. Lawn IV
                                        Title: EVP-General Counsel and Secretary

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